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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 1, 2005

                         Global Aircraft Solutions, Inc.
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Nevada                    000-28575                   84-1108499
         ------                    ---------                   ----------
       (State of                (Commission File             (IRS Employer
     Incorporation)                 Number)               Identification No.)

                         P.O. Box 23009 Tucson, AZ 85734
                         -------------------------------
                    (Address of principal executive offices)

                                 (520) 294-3481
                                 --------------
              (Registrant's telephone number, including area code)


                   Formerly Renegade Venture (NEV) Corporation


                              --------------------
          (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

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ITEM 3.02. Unregistered Sales of Equity Securities
On July 27, 2005, Global Aircraft Solutions, Inc. (the "Company") issued 7,200,000 shares of restricted common stock to Barron Partners, L.P. ("Barron") upon the exercise of warrants by Barron on July 27, 2005 to purchase 7,200,000 shares of restricted common stock of the Company at $.68 per share representing a total warrant exercise price of $4,896,000. The warrants and the shares of Company common stock issueable upon exercise of the warrants were issued in a private placement completed on May 31, 2004 in reliance upon the exemption from registration pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933 (the "Act"). For purposes of the exemption, the Company relied upon (i) certain representations and warranties of Barron made pursuant to the agreements executed in connection with the May 31, 2004 private placement that Barron is a Qualified Institutional Accredited Investor (as that term is defined in the Securities Act of 1933; and (ii) its own independent investigation to confirm that Barron is indeed a Qualified Institutional Accredited Investor.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: August 1, 2005
                                             Global Aircraft Solutions, Inc.
                                             (Registrant)

                                             By: /s/ John Sawyer
                                             -----------------------------------
                                             Name:   John Sawyer
                                             Title:  President